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                                                                    Exhibit 10.1

                                 PROMISSORY NOTE
                                 ---------------

$64,898,546.00                                                 December 17, 1997


                  FOR VALUE RECEIVED, the undersigned, GLIMCHER UNIVERSITY MALL LIMITED PARTNERSHIP, a Delaware limited partnership, with an address of 20 South Third Street, Columbus, Ohio 43215, Attention: George A. Schmidt, Esquire, Senior Vice President and General Counsel, Telefax Number (614) 621-9311 ("MAKER"), promises to pay to the order of NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation (together with any subsequent holder of this Note, and their respective successors and assigns, "HOLDER") at its office located at Two World Financial Center, Building B, 21st Floor, New York, New York, 10281,
Attention: Stuart Silberberg, Vice President, Telefax Number (212) 667-1666, or at such other address as Holder may from time to time designate in writing, the principal sum of SIXTY-FOUR MILLION EIGHT HUNDRED NINETY-EIGHT THOUSAND FIVE HUNDRED FORTY-SIX DOLLARS ($64,898,546.00) together with interest thereon, Default Rate interest, Yield Maintenance Premium, if any, the Event of Default Return-of-Fee Amount, if any, and all other sums due under and secured by the Mortgage or by any other Loan Documents; such principal, interest, Default Rate interest, Yield Maintenance Premium, if any, the Event of Default Return-of-Fee Amount, if any, and other sums to be calculated and payable as provided in that certain Loan Agreement of even date herewith between Maker and Holder (as amended, modified and supplemented and in effect from time to time, the "LOAN AGREEMENT"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement.

                  All payments made hereunder shall be applied as provided in
SECTION 2.7 of the Loan Agreement.

                  The Loan Agreement provides for, among other things:

                  (1) a payment of interest only for the first Interest Accrual Period on the date hereof;

                  (2) a monthly constant payment of $486,785.71 (which payment is calculated by using the Initial Interest Rate and an amortization schedule of three hundred sixty (360) months) to be made beginning on January 11, 1998, and on the eleventh (11th) day of each and every calendar month thereafter; PROVIDED, HOWEVER, that for purposes of making such payments hereunder, but not for purposes of calculating interest accrual periods, if the eleventh (11th) day of a given month is not a Business Day then the Payment Date for such month shall be the next Business Day;

                  (3)      a maturity date of January 11, 2028;

                  (4)      an Initial Interest Rate of 8.233% per annum;

                  (5) a Revised Interest Rate equal to the greater of (x) the sum of the Initial

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Interest Rate plus four hundred (400) basis points, or (y) as of the Optional
Prepayment Date, the sum of the Optional Prepayment Date Treasury Rate plus five hundred twenty-five (525) basis points, such Revised Interest Rate not to exceed the Maximum Amount;

                  (6) an Optional Prepayment Date of January 11, 2013;

                  (7) a Default Rate equal to the lesser of (i) the Maximum Amount or (ii) the Interest Rate plus four percent (4%);

                  (8) the Loan cannot be voluntarily prepaid prior to the Optional Prepayment Date; on and after the Optional Prepayment Date, (a) the Loan may be prepaid in whole or in part and (b) SECTION 2.6 of the Loan Agreement requires mandatory prepayment of all Excess Cash Flow;

                  (9) interest shall accrue on the outstanding principal balance of the Loan and all other amounts due to Holder under the Loan Documents commencing on the Closing Date, and such interest shall accrue (a) before the Optional Prepayment Date, at the Initial Interest Rate and (b) on and after the Optional Prepayment Date, at the Revised Interest Rate. Interest shall be computed on the actual number of days elapsed in each year over a 360-day year; and

                  (10) assuming that payments in the exact Base Payment amount are made on each and every Payment Date during the term of the Loan including, without limitation, the Base Payment that is due and payable on the Optional Prepayment Date, the amount of principal oustanding on the Optional Prepayment Date will be $52,357,986.

                  The obligations of Maker under this Note are secured by, among other things, the following:

                  (1) the Mortgage; and

                  (2) the other Loan Documents, and Liens granted in favor of Holder by Maker and/or encumbering or affecting the Facility.

                  The principal sum evidenced by this Note, together with accrued interest, Default Rate interest, and Yield Maintenance Premium, if any, the Event of Default Return-of-Fee Amount, if any, and all other sums due under and secured by the Mortgage or by any other Loan Document shall become immediately due and payable at the option of Holder upon the occurrence of any Event of Default.

                  If Maker fails to make (i) the payment due on the Maturity Date or (ii) any other payment of principal or interest, the Yield Maintenance Premium, if any, the Event of Default Return-of-Fee Amount, if any, or other sum due on any date on which such payment is due, all amounts due hereunder thereafter will bear interest at the Default Rate. Maker will also pay to Holder, after the occurrence of an Event of Default, in addition to the amount due, all reasonable costs of collecting, securing, or attempting to collect or secure this Note or any other Loan Document, including, without limitation, court costs and reasonable attorneys' fees (including

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reasonable attorneys' fees on any appeal by either Maker or Holder and in any bankruptcy proceedings).

                  With respect to the amounts due pursuant to this Note, Maker waives the following:

                  (1) All rights of exemption of property from levy or sale under execution or other process for the collection of debts under the Constitution or laws of the United States or any State thereof;

                  (2) Demand, presentment, protest, notice of dishonor, notice of nonpayment, notice of protest, notice of intent to accelerate, notice of acceleration, suit against any party, diligence in collection of this Note and in the handling of securities at any time existing in connection herewith, and all other requirements necessary to enforce this Note except for notices required by Governmental Authorities and notices required by the Loan Agreement; and

                  (3) Any further receipt by Holder or acknowledgement by Holder of any collateral now or hereafter deposited as security for the Loan.

                  It is the intention of Maker and Holder to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law then, in that event, notwithstanding anything to the contrary in any agreement entered into in connection with or as security for this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under this Note or under any of the other aforesaid agreements or otherwise in connection with this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on account of this Note by the holder hereof (or if this Note shall have been paid in full, refunded to Maker) in accordance with the Loan Agreement; and (ii) in the event that maturity of this Note is accelerated by reason of an election by the Holder resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount of interest allowed by applicable law, and any interest in excess of the maximum amount of interest allowed by applicable law, if any, provided for in this Note or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited on account of this Note (or if this Note shall have been paid in full, refunded to Maker).

                  In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum amount allowed by applicable law, the Holder shall, to the maximum extent permitted under applicable law (a) exclude voluntary prepayments and the effects thereof, and (b) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout the entire term of this Note; provided, that if this Note is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the maximum amount allowed by applicable law, Holder shall refund to Maker the amount of such excess, and in such event, Holder shall not be subject

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to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the maximum amount allowed by applicable law.

                  Holder shall not by any act, delay, omission or otherwise be deemed to have modified, amended, waived, extended, discharged or terminated any of its rights or remedies, and no modification, amendment, waiver, extension, discharge or termination of any kind shall be valid unless in writing and signed by Holder and Maker. All rights and remedies of Holder under the terms of this Note and applicable statutes or rules of law shall be cumulative, and may be exercised successively or concurrently. Maker agrees that there are no defenses, equities or setoffs with respect to the obligations set forth herein, and to the extent any such defenses, equities, or setoffs may exist, the same are hereby expressly released, forgiven, waived and forever discharged.

                  Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Note shall be prohibited by or invalid under applicable Legal Requirements, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

                  Holder may, at its option, release any Collateral given to secure the indebtedness evidenced hereby, and no such release shall impair the obligations of Maker to Holder.

                  The proceeds of this Note were disbursed from the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limitation, matters of construction, validity and performance, this Note and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America. To the fullest extent permitted by law, Maker hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Note, and this Note shall be governed by and construed in accordance with the laws of the State of New York pursuant to ss. 5-1401 of the New York General Obligations Law.

                  Any legal suit, action or proceeding against Holder or Maker arising out of or relating to this Note shall be instituted in any federal or state court in New York, New York, pursuant to ss. 5-1402 of the New York General Obligations Law, or in any federal or state court in the jurisdiction in which any Collateral is located, and Maker waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and Maker hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Maker does hereby designate and appoint CT Corporation, 1633 Broadway, New York, NY 10019 as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such federal or state court, and agrees that service of process upon said agent at said address (or at such other office in New York, New York as may be designated by such agent in accordance with the terms hereof) with copies to Maker at the address set forth in the first paragraph of this Note and to Frost & Jacobs LLP, One Columbus, Suite 1000, 10 West Broad Street, Columbus, Ohio 43215-

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3467, Attention: John I. Cadwallader, Esquire, and written notice of said service of Maker mailed or delivered to Maker in the manner provided in the Loan Agreement shall be deemed in every respect effective service of process upon Maker, in any such suit, action or proceeding. Maker (i) shall give prompt notice to Holder of any changed address of its authorized agent hereunder, (ii) may at any time and from time to time designate a substitute authorized agent (which office shall be designated as the address for service of process), and
(iii) shall promptly designate such a substitute if its authorized agent ceases to have an office or is dissolved without leaving a successor.

                  MAKER AND HOLDER TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS NOTE OR THE OTHER LOAN DOCUMENTS. EACH OF MAKER AND HOLDER AGREES THAT THE OTHER MAY FILE A COPY OF THIS WAIVER WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT OF THE OTHER IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY, AND THAT, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN MAKER AND HOLDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

                  Holder may assign all or part of its right, title and interest in and to this Note to another Person, including without limitation, to a trustee or servicer before or after a Securitization, and such Person shall be entitled to exercise all or any portion of Holder's rights hereunder.

                  The proper amount of Florida Documentary Stamp Taxes and Intangible Taxes have been paid in connection with the recordation of the Mortgage.

                  Without limiting the applicability of the terms of any Loan Document to this Note, this Note is and shall be subject to the exculpation provisions of SECTION 8.14 of the Loan Agreement.

                        [Signature on the following page]




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                  IN WITNESS WHEREOF, intending to be legally bound, Maker has caused this Promissory Note to be properly executed as of the date first above written and has authorized this Promissory Note to be dated as of the day and year first above written.


                                MAKER:

                                GLIMCHER UNIVERSITY MALL
                                LIMITED PARTNERSHIP, a
                                Delaware limited partnership

                                By:   Glimcher Tampa, Inc., a
                                      Delaware corporation,
                                      its general partner



                                          By:  /s/ George A. Schmidt
                                               --------------------------------
                                               George A. Schmidt
                                               Senior Vice President



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Pay to the order of ________________________________________________________,
a_____________________________________________________, having an address of
____________________________________________________________________________
____________________________________________________________________________
without recourse, representation or warranty.


                              NOMURA ASSET CAPITAL CORPORATION, a
                              Delaware corporation

Date:                               By:
     -------------------               --------------------------------
                                       Name:
                                       Title:








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